Exhibit 99.1

The Aaron’s Company Enters into Definitive Agreement to Be Acquired by IQVentures for $10.10 Per Share

Transaction Represents 34.0% Premium to Aaron’s Closing Share Price on June 14 and 35.6% Premium to the 90-Day Volume Weighted Average Share Price

ATLANTA, June 17, 2024 /PRNewswire/ — The Aaron’s Company, Inc. (NYSE: AAN) (“The Aaron’s Company” or the “Company”) today announced that it has entered into a definitive agreement to be acquired by IQVentures Holdings, LLC (“IQVentures”), a leading fintech organization, for $10.10 per share in cash, or an enterprise value of approximately $504 million. The price represents a premium of 34.0% over the Company’s closing share price of $7.54 on June 14, 2024 and a premium of 35.6% over the Company’s 90-day volume-weighted average share price.

“We are pleased to announce this transaction with IQVentures, which delivers significant and immediate value to our shareholders,” said John W. Robinson III, Chairman of the Board of The Aaron’s Company. “While we have performed well in a challenging operating environment, our Board has consistently evaluated the Company’s standalone plan against other strategic opportunities, including recently engaging with a range of potential partners. With the assistance of our financial and legal advisors, the Board conducted a thorough review of our strategic options and ultimately determined that a sale to IQVentures represented the best way to maximize shareholder value.”

“We believe that IQVentures’ resources and financial services expertise will help the Company achieve its long-term potential,” said Douglas Lindsay, Chief Executive Officer of The Aaron’s Company. “Together with IQVentures, The Aaron’s Company will be better positioned to accelerate its omni-channel strategy and operational efficiency initiatives, all while continuing to enhance our customers’ lives by providing easy access to high quality products through affordable lease and retail purchase options.”

IQVentures is a proven fintech leader that provides intelligent, market-driven solutions built on the latest emerging technologies and beneficial shared services for the entities it acquires. IQVentures has a demonstrated track record of value creation, and expertise in customer management, with a deep understanding of The Aaron’s Company’s core customer base.

IQVentures President Cory Miller stated, “We admire The Aaron’s Company’s industry-leading position, and we look forward to applying our knowledge and resources to better serve its customers. Douglas and his team have transformed the Company over the past few years, and we are excited to build on that transformation and work together to continue evolving and growing the business.”

Transaction Details

The transaction was unanimously approved by the Board of Directors of The Aaron’s Company and is expected to close by the end of the year, subject to shareholder approval, regulatory approval and other customary closing conditions. The transaction is not subject to a financing condition.

Upon completion of the transaction, The Aaron’s Company will become a privately held company, and its common stock will no longer be traded on NYSE.

Following the closing of the transaction, it is expected that The Aaron’s Company will continue to operate under its existing brand names and will maintain its headquarters in Atlanta, GA.

For further information regarding the terms and conditions contained in the definitive transaction agreement, please see The Aaron’s Company’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission in connection with the announcement of the transaction.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to The Aaron’s Company, and Jones Day is serving as legal counsel. Stephens Inc. is serving as exclusive financial advisor to IQVentures, and King & Spalding LLP is serving as legal counsel.

About The Aaron’s Company, Inc.

Headquartered in Atlanta, The Aaron’s Company, Inc. is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A, BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,220 company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company’s furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

About IQVentures

Headquartered in the Columbus, Ohio metropolitan area, IQVentures invests in and builds the next generation of technology and companies that help shape the future. IQVentures has substantial experience and expertise in all aspects of consumer and business financing and leverages proprietary technology and shared services to help drive value for the companies it acquires. For more information, please visit www.iqventures.com.

Forward-Looking Statements

Statements in this news release that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “forecast,” “future,” “outlook,” or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including shareholder approval; (ii) the ability of IQVentures to obtain financing for the proposed transaction; (iii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iv) litigation relating to the proposed transaction; (v) the inability to retain key personnel, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers, suppliers, franchisees and business partners; and (vi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Statements in this news release that are “forward-looking” include without limitation statements about IQVentures’ proposed transaction to acquire the Company (including the anticipated benefits, results, effects and timing of the proposed transaction). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company and IQVentures. The Company expects to announce a special meeting of shareholders as soon as practicable to obtain shareholder approval of the transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.aarons.com or by sending a written request to the Company in care of the Corporate Secretary, at The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339.

Participants in the Merger Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the special meeting of shareholders. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on March 21, 2024 in connection with its 2024 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement related to the proposed transaction and other relevant materials to be filed with the SEC when they become available.

Aaron’s Investor Relations Contact:

InvestorRelations@aarons.com

Phone: 678-402-3590

Aaron’s Media Relations Contact:

MediaRelations@aarons.com

Phone: 678-402-3591

FGS Global

Jim Barron / Jamie Baird / Danielle Berg

aarons@fgsglobal.com

IQVentures Media Relations Contact:

Phone: 888-983-4478